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Exhibit 10.12.2

Year 2002 EVP of Operations Bonus Plan Overview

Purpose

        The Year 2002 Operations Management Bonus Plan has been developed to provide financial incentives to those members of management that can make an important contribution to Michaels success.

Bonus Criteria

        Bonus criteria will consist of two components, Total Store Sales and Store Operating Income % with each accounting for the following potential point value:

Bonus Criteria	Point Value
Company—Total Store Sales	55	pts
Company—Store Operating Income %	55	pts

Total Points:	110	pts

        Note: 100 points will maximize your payout potential.

Bonus Payout Formula

        The EVP of Operations has the potential to earn a super bonus payout up to ___% of base salary. Of the ___% potential, ___% is for attaining plan results, an additional ___% and an additional ___% is allocated for attaining results above the plan. Bonus payouts will be based upon an earned percentage multiplied by your base salary as of the first day of the fiscal year (February 3, 2002).

        Points will be earned for performance in Total Store Sales and Store Operating Income % as compared to the Store Operating Plan. (Note: Your "final" Operating Plan will include all new stores opened during 2002.) The total of points earned for Total Store Sales and Store Operating Income % will determine the payout percentage of base salary.

        The Company reserves the right to change the Store Operating Plan when management believes a situation has occurred based on a significant market or business change (e.g. unanticipated openings or closings of both Michaels or competitors) that would affect the Store Operating Plan.

        The following chart shows the payout possibilities based upon points earned.

BONUS PAYOUT CHART Performance Ratings/Points		Actual Bonus Payout (as a % of base salary)
Super	100+ points
Stretch	90 points
Target	80 points
75 points
70 points
65 points
60 points
55 points
Below	< 55 points

Bonus Plan Eligibility

Eligibility

1.
The profit performance period parallels Fiscal Year 2002. It begins on February 3, 2002 and concludes on February 1, 2003.

2.
If an associate was not employed in a bonus eligible position during the entire fiscal year, he/she will be eligible to receive a prorated bonus based upon the number of full months that he/she was in a bonus eligible position. An individual who assumes a bonus eligible position on or before the 15thof the month will receive credit for the entire month. An individual who assumes a position after the 15th of the month will not receive credit for that month. Anyone hired after November 15th, 2002 will not be eligible to participate in the Year 2002 Corporate Management Bonus Plan.

3.
Bonus payout will be a percentage of your actual base salary as of February 3, 2002.

4.
An associate must be employed by the Company in a bonus eligible position at the time of payout in order to be eligible for or receive a bonus payment.

5.
Associates in bonus eligible positions may sometimes change positions or be promoted within a fiscal year. If a change results in a different bonus percentage payout level, bonus earnings for each position will be calculated separately at year end. The number of full months (see #2, above) in each position, the respective base salaries and the applicable target bonus amount(s) for each bonus eligible position will be calculated and then added together to provide the final bonus payment.

6.
Bonus payments are typically made in April of the following fiscal year.

7.
An associate will not be eligible to receive a bonus payment for FY 2002 if: 1) he/she receives an overall performance rating of "Unsatisfactory" for FY 2002 and/or 2) at the time of bonus payout he/she is on a Performance Improvement Plan ("PIP") that was initiated during FY 2002. Associates who are on a Performance Improvement Plan that was initiated in FY 2003 will be eligible for a bonus payment for FY 2002.

8.
The Company anticipates that this bonus plan will be part of an ongoing bonus program, but the Company does not guarantee that the program will in fact continue for future periods or that the terms of the program will not change.

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Year 2002 EVP of Operations Bonus Plan Overview